EXHIBIT 10.183

ITC Holdings Corp.

Director Deferred Compensation Plan

(Effective March 1, 2017)

ITC Holdings Corp. Director Deferred Compensation Plan

Article I
Establishment and Purpose

Article II
Definitions
Article III
Eligibility and Participation

Article IV
Deferrals

Article V
Benefits

Article VI
Valuation of Account Balances; Investments

Article VII
Administration

Article VIII
Amendment and Termination

Article IX
Informal Funding

Article X
Claims

Article XI
Miscellaneous Provisions

ITC Holdings Corp. Director Deferred Compensation Plan

Article I
Establishment and Purpose
ITC Holdings Corp. (the “Company”) hereby establishes the ITC Holdings Corp. Director Deferred Compensation Plan (the “Plan”), effective March 1, 2017.

The purpose of the Plan is to attract and retain members of the Board of Directors of the Company by providing Participants with an opportunity to defer receipt of a portion of the retainer and other fees received in conjunction with their service on such Board of Directors. The Plan is not intended to meet the qualification requirements of Code Section 401(a), but is intended to meet the requirements of Code Section 409A, and shall be operated and interpreted consistent with that intent.

The Plan constitutes an unsecured promise by the Company to pay benefits in the future. Participants in the Plan shall have the status of general unsecured creditors of the Company. The Company shall be solely responsible for payment of the benefits of the participating Directors and their beneficiaries. The Plan is unfunded for Federal tax purposes and is intended to be an unfunded arrangement for eligible Directors within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA (to the extent not otherwise exempt from such provisions). Any amounts set aside to defray the liabilities assumed by the Company will remain the general assets of the Company and shall remain subject to the claims of the Company’s creditors until such amounts are distributed to the Participants.

Article II
Definitions

2.1
Account. Account means an account established on the books of the Company for the purpose of recording amounts credited to a Participant and any income, expenses, gains, or losses attributable thereto. Accounts are intended to constitute unfunded obligations within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

2.2	Account Balance. Account Balance means, with respect to any Account, the total payment obligation owed to a Participant from such Account as of the most recent Valuation Date.

2.3	Affiliate. Affiliate means a corporation, trade or business that, together with the Company, is treated as a single employer under Code Section 414(b) or (c).

2.4	Beneficiary. Beneficiary means the person or persons entitled under Section 5.3 to receive benefits under the Plan upon the death of a Participant.

2.5	Business Day. Business Day means each day on which the New York Stock Exchange is open for business.

2.6
Change in Control. Change in Control means a change in control with respect to the applicable corporation, as defined in 26 CFR section 1.409A-3(i)(5). For purposes of this definition “applicable corporation” means:

(a)	The corporation for which the Participant is performing services at the time of the change in control event;

ITC Holdings Corp. Director Deferred Compensation Plan

(b)
The corporation(s) liable for payment hereunder (but only if either the accrued benefit hereunder is attributable to the performance of service by the Participant for such corporation(s) or there is a bona fide business purpose for such corporation(s) to be liable for such payment and, in either case, no significant purpose of making such corporation(s) liable for such benefit is the avoidance of Federal income tax); or

(c)
A corporate majority shareholder of one of the corporations described in (a) or (b) above or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in (a) or (b) above.

2.7	Claimant. Claimant means a Participant or Beneficiary filing a claim under Article X of this Plan.

2.8	Code. Code means the Internal Revenue Code of 1986, as amended from time to time.

2.9	Code Section 409A. Code Section 409A means section 409A of the Code, and regulations and other guidance issued by the Treasury Department and Internal Revenue Service thereunder.

2.10	Committee. Committee means the separate committee as appointed by the Board of Directors of the Company (or by the appropriate committee of such board) to administer the Plan.

2.11	Company. Company means ITC Holdings Corp.

2.12
Compensation. Compensation means a Participant’s annual cash retainer, Board chair retainer and/or Board committee chair retainer paid in conjunction with the Participant’s service on the Company’s Board of Directors. Compensation shall not include any compensation that has been previously deferred under this Plan or any other arrangement subject to Code Section 409A.

2.13
Compensation Deferral Agreement. Compensation Deferral Agreement means an annual agreement between a Participant and the Company that specifies: (i) the amount of each component of Compensation that the Participant has elected to defer to the Plan in accordance with the provisions of Article IV, and (ii) the Payment Schedule applicable to one or more Accounts. The Committee may permit different deferral amounts for each component of Compensation and may establish a minimum or maximum deferral amount for each such component. A Compensation Deferral Agreement may specify the investment allocation described in Section 6.5. Notwithstanding anything herein to the contrary, the terms of a Compensation Deferral Agreement with respect to the conditions under which a Participant may make any election under the Plan, as provided in such form (whether electronic or otherwise) are hereby incorporated herein and supersede any otherwise inconsistent Plan provision.

2.14
Deferral. Deferral means a credit to a Participant’s Account(s) that records that portion of the Participant’s Compensation that the Participant has elected to defer to the Plan in accordance with the provisions of Article IV. Unless the context of the Plan clearly indicates otherwise, a reference to Deferrals includes Earnings attributable to such Deferrals.

Deferrals shall be calculated with respect to the gross cash Compensation payable to the Participant prior to any deductions or withholdings, but shall be reduced by the Committee as necessary so that it does not exceed 100% of the cash Compensation of the Participant remaining after deduction of all required income and employment taxes, and other deductions required by

ITC Holdings Corp. Director Deferred Compensation Plan

law. Changes to payroll withholdings that affect the amount of Compensation being deferred to the Plan shall be allowed only to the extent permissible under Code Section 409A.

2.15	Director. Director means a member of the Board of Directors of the Company.

2.16	Earnings. Earnings means an adjustment to the value of an Account in accordance with Article VI.

2.17	Effective Date. Effective Date means March 1, 2017.

2.18	ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.19	Participant. Participant means any Director who participates in the Plan in accordance with Article III (or formerly participated in the Plan and has an amount credited to his/her Account).

2.20	Payment Schedule. Payment Schedule means the date as of which payment of an Account under the Plan will commence and the form in which payment of such Account will be made.

2.21	Plan. Generally, the term Plan means this “ITC Holdings Corp. Director Deferred Compensation Plan” as documented herein and as may be amended from time to time hereafter.

2.22	Plan Year. Plan Year means January 1 through December 31.

2.23	Separation from Service. Separation from Service has the meaning as set forth in 26 CFR section 1.409A-1(h).

For purposes of determining whether a Separation from Service has occurred, the “employer” means the Company together with all Affiliates, except that in applying Code sections 1563(a)(1), (2) and (3) for purposes of determining whether another organization is an Affiliate of the Company under Code Section 414(b), and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining whether another organization is an Affiliate of the Company under Code Section 414(c), “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in those sections.

2.24
Specified Employee. Specified Employee means a Participant who meets the requirements in 26 CFR section 1.409A-1(i) applying the default definition components provided in such regulation (those that would apply absent elections, as described in 26 CFR section 1.409A-1(i)(8)), including an identification date of December 31.

2.25	Unforeseeable Emergency. Unforeseeable Emergency has the meaning set forth in 26 CFR section 1.409A-3(i)(3)(i).

2.26	Valuation Date. Valuation Date means each Business Day.

ITC Holdings Corp. Director Deferred Compensation Plan

Article III
Eligibility and Participation

3.1
Eligibility and Participation. A Director becomes a Participant upon the later of (a) March 1, 2017, or (b) the date on which such Director first commences service as a member of the Company’s Board of Directors.

3.2
Duration. If a Participant ceases to provide services as a member of the Company’s Board of Directors and thereafter resumes such service as a Director, he/she will again become a Participant immediately upon resumption of such status. Deferrals to such Participant’s Account(s) thereafter, if any, shall be subject to the following:

(a)
If the Participant resumes such status during a period for which such Participant had previously made a valid Deferral election, he/she shall immediately resume such Deferrals. Deferrals applicable to periods thereafter shall be made pursuant to the election and other rules described in the Plan; and

(b)
If the Participant resumes Participant status after the period described in the first sentence of paragraph (a), any Deferrals with respect to such Participant shall be made pursuant to a new Deferral election and other rules described in the Plan.

Article IV
Deferrals

1.	Deferral Elections, Generally.

(a)
A Participant may elect to reduce his/her Compensation by a specified percentage. The Company shall credit an amount to the Participant’s Account equal to the amount of such reduction. Except as otherwise provided in this Article IV, such election shall be effective to defer Compensation relating to all services performed in the calendar year beginning after the calendar year in which the Participant executes the Deferral election under the applicable Compensation Deferral Agreement. Under no circumstances may a Compensation Deferral Agreement be adopted retroactively. A Participant’s Deferral election pursuant to a Compensation Deferral Agreement may be changed at any time before the last permissible date for making such election, at which time such election becomes irrevocable. Notwithstanding anything herein to the contrary, the conditions under which a Participant may make a Deferral election as provided in the applicable Compensation Deferral Agreement are hereby incorporated herein and supersede any otherwise inconsistent Plan provision.

(b)	Participants may defer up to 100% of their Compensation for a Plan Year.

4.2    Timing Requirements for Compensation Deferral Agreements.

(a)
First Year of Eligibility. In the case of the first year in which a Director becomes eligible to participate in the Plan, he/she has up to 30 days following his/her initial eligibility to submit a Compensation Deferral Agreement with respect to Compensation payable for services performed during such calendar year and after the date of such election.

ITC Holdings Corp. Director Deferred Compensation Plan

(a)
Prior Year Election. Except as otherwise provided in this Section 4.2, a Participant may defer Compensation by filing a Compensation Deferral Agreement no later than December 31 of the year prior to the year in which the Compensation to be deferred is earned. A Compensation Deferral Agreement described in this paragraph shall become irrevocable with respect to such Compensation as of January 1 of the year in which such Compensation is earned.

4.3	Allocation of Deferrals. Deferrals shall be allocated to an Account, which shall be distributed consistent with the provisions of Article V.

4.4
Deductions from Compensation. The Committee has the authority to determine the accounting practices under which any component of Compensation subject to a Compensation Deferral Agreement will be deducted from a Participant’s Compensation.

4.5	Vesting. Participant Deferrals shall be 100% vested at all times.

4.6
Cancellation of Deferrals. The Committee may cancel a Participant’s Deferral election under Compensation Deferral Agreement pursuant to the provisions of 26 CFR section 1.409A-3(j)(4)(viii) in connection with the Participant’s Unforeseeable Emergency. To the extent required pursuant to the application of 26 CFR section 1.401(k)-1(d)(3) (or any successor thereto), a Participant’s Compensation Deferral Agreement shall be automatically cancelled.

In no event may the Participant, directly or indirectly, elect any such cancellations. A cancellation pursuant to this Section 4.6 shall apply only to Compensation not yet earned.

Article V
Benefits

5.1	Distribution of Benefits. A Participant shall be entitled to the following benefits under the Plan:

(a)
Time of Distribution. Except as otherwise indicated in the Plan, a Participant’s Account will be paid or commenced in the January immediately following the later of the date: (i) on which the Participant ceases to provide services as a member of the Company’s Board of Directors; or (ii) that constitutes a Separation from Service by the Participant with respect to services provided to the Company and its Affiliates, in accordance with the requirements of Code Section 409A.

(b)
Form of Distribution. For each annual Compensation Deferral Agreement, a Participant may designate the form of payment for such Account amongst the following options: (i) lump sum or (ii) annual installments over a period of two (2) to fifteen (15) years, provided, however, that once a Participant selects an installment form of payment for an Account, that installment form will apply to all future Deferrals allocated towards distribution in installments and a Participant will not be able to modify such installment form for future Deferrals. For example, if a Participant first designates ten annual installments for an installment form of distribution, then all future Deferrals allocated to annual installments must also be made in ten annual installments. If the Participant does

ITC Holdings Corp. Director Deferred Compensation Plan

not make any such form of distribution election on the applicable Compensation Deferral Agreement, then payment shall be made in a lump sum.

(c)
Automatic Lump Sum Distribution. Notwithstanding the foregoing, the Participant shall be paid a lump sum if the value of the Participant’s Accounts, at the payment commencement date, is $10,000 or less, provided the payment represents the complete liquidation of the Participant’s interest in the Plan.

Additionally, notwithstanding anything herein to the contrary, the Committee may, in its discretion, automatically pay out Participant’s vested Account(s) in a lump sum, provided that such payment satisfies the requirements in (i) through (iii) below:

(i)
Such payment results in the termination and liquidation of the entirety of the Participant’s interest under the Plan (as defined in 26 CFR section 1.409A-1(c)(2)), including all agreements, methods, programs, or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under 26 CFR section 1.409A-1(c)(2);

(ii)	Such payment is not greater than the applicable dollar amount under Code section 402(g)(1)(B); and

(iii)	Such exercise of Committee discretion is evidenced in writing no later than the date of such payment.

(d)
Specified Employees. Notwithstanding the foregoing, with respect to a Participant who is a Specified Employee as of the date such Participant incurs a Separation from Service, distribution will be made or begin on the first day of the seventh month following such Separation from Service. If the distribution is to be paid in the form of installments, any subsequent installment payments to a Specified Employee will be paid on the anniversary of the date the first payment would have been made had the Participant not been classified as a Specified Employee (i.e. in each following January).

(e)
Rules Applicable to Installment Payments. If a Payment Schedule specifies installment payments, annual payments will be made beginning as of the payment commencement date for such installments and shall continue on each anniversary thereof until the number of installment payments specified in the Payment Schedule has been paid. The amount of each installment payment shall be determined by dividing (a) by (b), where (a) equals the Account Balance as of the Valuation Date and (b) equals the remaining number of installment payments. Each subsequent installment payment following the initial installment payment shall be paid on each January of the year(s) following the year of the initial installment payment.

(f)
Unforeseeable Emergency Payments. A Participant who experiences an Unforeseeable Emergency may submit a written request to the Committee to receive payment of all or any portion of his/her vested Accounts. Whether a Participant or Beneficiary is faced with an Unforeseeable Emergency permitting an emergency payment shall be determined by the Committee based on the relevant facts and circumstances of each case, but, in any case, a distribution on account of Unforeseeable Emergency may not be made to the extent that such emergency is or may be reimbursed through insurance or otherwise, by liquidation of

ITC Holdings Corp. Director Deferred Compensation Plan

the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of Deferrals under this Plan. If an emergency payment is approved by the Committee, the amount of the payment shall not exceed the amount reasonably necessary to satisfy the need, taking into account the additional compensation that is available to the Participant as the result of cancellation of deferrals to the Plan, including amounts necessary to pay any taxes or penalties that the Participant reasonably anticipates will result from the payment. Emergency payments shall be paid in a single lump sum within the 90-day period following the date the payment is approved by the Committee.

5.2
Other Delay in Payments. The Committee, in its sole and absolute discretion, may delay a payment otherwise required hereunder to a date after the designated payment date due to any of the circumstances described in (a) through (d) below, provided that the Committee treats all payments to similarly situated Participants on a reasonably consistent basis:

(a)
In the event the Committee reasonably anticipates that, if the payment were made as scheduled, the Company’s deduction with respect to such payment would not be permitted due to the application of Code section 162(m), provided the delay complies with the conditions in 26 CFR section 1.409A-2(b)(7)(i);

(b)
In the event the Committee reasonably anticipates that the making of such payment will violate Federal securities laws or other applicable law, provided the delay complies with the conditions in 26 CFR section 1.409A-2(b)(7)(ii);

(c)	Upon such other events and conditions as the Commissioner of the Internal Revenue Service may prescribe in generally applicable guidance published in the Internal Revenue Bulletin;

(d)	Upon a Change In Control event, provided the delay complies with conditions in 26 CFR section 1.409A-3(i)(5)(iv).

Notwithstanding anything herein to the contrary, the Committee may provide an election to change the time or form of a payment hereunder to satisfy the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, 38 USC sections 4301 through 4344.

5.3
Death. A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries, by giving notice to the Committee on a form designated by the Committee. If more than one person is designated as the Beneficiary, their respective interests shall be as indicated on the designation form.

A copy of the death certificate or other sufficient documentation must be filed with and approved by the Committee. If upon the death of the Participant there is, in the opinion of the Committee, no designated Beneficiary for part or all of the Participant’s Account, such amount will be paid to the Participant’s surviving spouse or, if none, to the Participant’s estate (such spouse or estate shall be deemed to be the Beneficiary for purposes of the Plan). If a Beneficiary dies after benefits to such Beneficiary have commenced, but before they have been completed, and, in the opinion of the Committee, no person has been designated to receive such remaining benefits, then such benefits shall be paid to the deceased Beneficiary’s estate.

ITC Holdings Corp. Director Deferred Compensation Plan

A distribution to a Beneficiary of a Specified Employee is not considered to be a payment to a Specified Employee for purposes of Section 5.1(d).

Article VI
Valuation of Account Balances; Investments

6.1
Accounts. The Committee will maintain an Account for each Participant, reflecting hypothetical contributions credited to the Participant, along with hypothetical earnings, expenses, gains and losses, pursuant to the terms of the Plan. A hypothetical contribution shall be credited to the Account of a Participant on the date determined by the Company and accepted by the Plan’s recordkeeper. The Committee will maintain such other accounts and records as it deems appropriate to the discharge of its duties under the Plan.

6.2	Valuation. Deferrals shall be credited to appropriate Accounts as determined by the Committee. Valuation of Accounts shall be performed under procedures approved by the Committee.

6.3
Earnings Credit. Each Account will be credited with Earnings on each Business Day, based upon the Participant’s investment allocation among a menu of investment options selected in advance by the Committee, in accordance with the provisions of this Article VI (“investment allocation”). Unless otherwise specified by the Participant, all dividends, interest, gains, and distributions of any nature that would be earned on an investment option will be credited to the Account as though reinvested in additional shares of that investment option. Expenses that would be attributable to such investments shall be charged to the Account of the Participant.

6.4
Investment Options. Investment options will be determined by the Committee. The Committee, in its sole discretion, shall be permitted to add or remove investment options from the Plan menu from time to time, provided that any such additions or removals of investment options shall not be effective with respect to any period prior to the effective date of such change.

6.5
Investment Allocations. A Participant’s investment allocation constitutes a deemed, not actual, investment among the investment options comprising the investment menu. At no time shall a Participant have any real or beneficial ownership in any investment option included in the investment menu, nor shall the Company or any trustee acting on its behalf have any obligation to purchase actual securities as a result of a Participant’s investment allocation. A Participant’s investment allocation shall be used solely for purposes of adjusting the value of a Participant’s Account Balances.

A Participant shall specify an investment allocation for each of his/her Accounts in accordance with procedures established by the Committee. Allocation among the investment options must be designated in increments of 1%. The Participant’s investment allocation will become effective on the same Business Day or, in the case of investment allocations received after a time specified by the Committee, the next Business Day.

A Participant may change an investment allocation on any Business Day, both with respect to future credits to the Plan and with respect to existing Account Balances, in accordance with procedures adopted by the Committee. Changes shall become effective on the same Business Day or, in the case of investment allocations received after a time specified by the Committee, the next Business Day, and shall be applied prospectively.

ITC Holdings Corp. Director Deferred Compensation Plan

6.6
Unallocated Deferrals and Accounts. If the Participant fails to make an investment allocation with respect to an Account, such Account shall be invested in an investment option, the primary objective of which is the preservation of capital, as determined by the Committee.

Article VII
Administration

7.1
Plan Administration. The Committee has the full power and the full responsibility to administer the Plan in all of its details, subject, however, to the applicable requirements of ERISA. The Committee’s powers and responsibilities include, but are not limited to, the following:

(a)	To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

(b)	To interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;

(c)	To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

(d)	To administer the claims and review procedures specified in Article X;

(e)	To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;

(f)	To determine the person or persons to whom such benefits will be paid;

(g)	To authorize the payment of benefits;

(h)	To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan; and

(i)	By written instrument, to allocate and delegate its responsibilities, including the formation of an administrative committee to administer the Plan.

7.2
Withholding. The Company shall have the right to withhold from any payment due under the Plan (or with respect to any amounts credited to the Plan) any taxes required by law to be withheld in respect of such payment (or credit). Withholdings with respect to amounts credited to the Plan shall be deducted from Compensation that has not been deferred to the Plan.

7.3
Indemnification. The Company shall indemnify and hold harmless each employee, officer, director, agent or organization, to whom or to which are delegated duties, responsibilities, and authority under the Plan or otherwise with respect to administration of the Plan, including, without limitation, the Committee and its agents, against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him, her or it (including but not limited to reasonable attorney fees) which arise as a result of his, her or its actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and

ITC Holdings Corp. Director Deferred Compensation Plan

to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by the Company. Notwithstanding the foregoing, the Company shall not indemnify any person or organization if his, her or its actions or failure to act are due to gross negligence or willful misconduct or for any such amount incurred through any settlement or compromise of any action unless the Company consents in writing to such settlement or compromise.

7.4
Delegation of Authority. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who shall be legal counsel to the Company.

7.5
Binding Decisions or Actions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

Article VIII
Amendment and Termination

8.1
Amendments. The Board of Directors of the Company (or the appropriate committee of such board) reserves the authority to amend the Plan in its discretion. Any such amendment notwithstanding, no Participant's Account shall be reduced by such amendment below the amount to which the Participant would have been entitled if the Participant had voluntarily ceased his/her membership on the Company’s Board of Directors immediately prior to the date of the change.

8.2
Termination. The Company shall have no obligation or liability whatsoever to maintain the Plan for any length of time and may terminate the Plan at any time by action of the Board of Directors of the Company (or the appropriate committee of such board) and written notice delivered to the trustee (if applicable) without any liability hereunder for any such discontinuance or termination. Such termination shall comply with 26 CFR section 1.409A-3(j)(4)(ix) and other applicable guidance.

8.3
Accounts Taxable Under Code Section 409A. The Plan is intended to constitute a plan of deferred compensation that meets the requirements for deferral of income taxation under Code Section 409A. The Committee, pursuant to its authority to interpret the Plan, may sever from the Plan or any Compensation Deferral Agreement any provision or exercise of a right that otherwise would result in a violation of Code Section 409A.

Article IX
Informal Funding

9.1
General Assets. Obligations established under the terms of the Plan may be satisfied from the general funds of the Company, or a trust described in this Article IX. No Participant, spouse or Beneficiary shall have any right, title or interest whatever in assets of the Company. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Director, spouse, or Beneficiary. To the extent that any person acquires a right to receive payments

ITC Holdings Corp. Director Deferred Compensation Plan

hereunder, such rights are no greater than the right of an unsecured general creditor of the Company.

9.2
Rabbi Trust. The Company may, in its sole discretion, establish a grantor trust, commonly known as a rabbi trust, as a vehicle for accumulating assets to pay benefits under the Plan. Payments under the Plan may be paid from the general assets of the Company or from the assets of any such rabbi trust. Payment from any such source shall reduce the obligation owed to the Participant or Beneficiary under the Plan.

Article X
Claims

10.1
Claims Procedure. If any person believes he/she is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Committee. If any such claim is wholly or partially denied, the Committee will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review, including a statement of the such person’s right to bring a civil action under ERISA section 502(a) following an adverse determination upon review. Such notification will be given within 90 days after the claim is received by the Committee (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period).

10.2
Review Procedure. Within 60 days after the date on which a person receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred), such person (or his/her duly authorized representative) may (i) file a written request with the Committee for a review of his/her denied claim and of pertinent documents and (ii) submit written issues and comments to the Committee. This written request may include comments, documents, records, and other information relating to the claim for benefits. The claimant shall be provided, upon the claimant’s request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits. The review will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Committee will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Committee (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Committee to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period). The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

The Committee shall provide the claimant with written notification of a plan’s benefit determination on review. In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant - the specific reason or reasons for

ITC Holdings Corp. Director Deferred Compensation Plan

the adverse determinations, reference to the specific plan provisions on which the benefit determination is based, a statement that the claimant is entitled to receive, upon the claimant’s request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits.

Article XI
Miscellaneous Provisions

11.1	Communication to Participants. The Plan will be communicated to all Participants by the Company promptly after the Plan is adopted.

11.2
Limitation of Rights. Neither the establishment of the Plan or any trust described in Article IX, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against the Company, Committee or trustee (if applicable), except as provided herein; in no event will the terms of service of any individual be modified or in any way affected hereby.

11.3
Nonalienability of Benefits. The benefits provided hereunder will not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, either voluntarily or involuntarily, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be required by law and as provided pursuant to a domestic relations order (defined in Code section 414(p)(1)(B)), as determined by the Committee. Pursuant to a domestic relations order, payments may be accelerated to a time sooner, and pursuant to a schedule more rapid, than the time and schedule applicable in the absence of the domestic relations order, provided that such payment pursuant to such order is not made to the Participant and provided further that this provision shall not be construed to provide the Participant discretion regarding whether such payment time or schedule will be accelerated.

11.4
Facility of Payment. In the event the Committee determines, on the basis of medical reports or other evidence satisfactory to the Committee, that the recipient of any benefit payments under the Plan is incapable of handling his/her affairs by reason of minority, illness, infirmity or other incapacity, the Committee may disburse such payments, or direct the trustee (if applicable) to disburse such payments, as applicable, to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient. The receipt by such person or institution of any such payments shall be complete acquittance therefore, and any such payment to the extent thereof, shall discharge the liability of the Company or any trust described in Article IX for the payment of benefits hereunder to such recipient.

11.5	Plan Records. The Committee shall maintain the records of the Plan on a calendar-year basis.

11.6
USERRA. Notwithstanding anything herein to the contrary, the Committee shall permit any Participant election and make any payments hereunder required by the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, 38 USC 4301-4334.

11.7
Governing Law. The Plan will be construed, administered and enforced according to ERISA, and to the extent not preempted thereby, the laws of the State in which the Company has its principal place of business, without regard to the conflict of laws principles of such State.

ITC Holdings Corp. Director Deferred Compensation Plan

IN WITNESS WHEREOF, the undersigned executed this Plan as of the 27th day of February, 2017, to be effective as of the Effective Date.

ITC Holdings Corp.

By: /s/ Daniel J. Oginsky_______________ (Print Name)
Daniel J. Oginsky

Its: Executive Vice President and Chief Administrative Officer_ (Title)